Exhibit (99-4)
                                 --------------

             Directors and Officers (Third) Excess Liability Policy



CHUBB ATLANTIC INDEMNITY LTD.


                             EXCESS INSURANCE POLICY

                                  DECLARATIONS

Item 1.       Parent Corporation:   The Procter & Gamble Company

              Principal Address:    Policy Number: (99) 3310-04049

              One P&G Plaza
              Cincinnati, Ohio
              U.S.A. 45202          Issued by the stock insurance
                                    company indicated below, herein
                                    called the Company.

                                    CHUBB ATLANTIC INDEMNITY LTD.

Item 2.       Premium:  $115,000    Incorporated under the laws of Bermuda.

Item 3.       Limit of Liability:   See Endorsement 1

Item 4.       Underlying Policy(ies):

              (A) PRIMARY POLICY:
                           Insurer                   CODA
                           Limit of Liability        $25,000,000
                           Deductible amount         NONE
                           Policy number             PG-106C

              (B) Other Policy(ies):
                           Insurer                   X.L.
                           Limit of Liability        $25,000,000
                           Excess of                 $25,000,000
                           Policy number             XLD+O-00364-98

              (C) Insurer                   A.C.E.
                           Limit of Liability        $45,000,000
                           Excess of                 $50,000,000
                           Policy number             PG-8861D

Item 5.       Policy Period:  From: June 30, 1998
                              To::  June 30, 1999
                                    12:01 a.m. Standard Time of the address
                                    shown in Item 1.

Item 6.       Endorsement(s) Effective at Inception: 1, 2, 3, 4 & 5

Item 7.       Pending or Prior Date:        See Endorsement 2 if applicable

Item 8.       Termination of Prior Policy(ies):      NONE

Item 9.       Claims Notification:  All notices to the Company, including notices of loss or claim shall be sent via mail to: Chubb Atlantic Indemnity Ltd., Belvedere Building, 4th Floor, 69 Pitts Bay Road, Hamilton HM CX, Bermuda

IN WITNESS WHEREOF, this policy has been made, entered into, executed, issued and delivered by the undersigned in Hamilton, Bermuda on this 24th day of August, 1998.

/s/Christine L. Gomes                       Assistant Vice President
---------------------                       ------------------------
Authorized Officer                          Title



CHUBB ATLANTIC INDEMNITY LTD.

                             EXCESS INSURANCE POLICY

         In consideration of payment of required premium and subject to the Declarations made a part hereof and the limitations, conditions, provisions and other terms of this policy, the Company agrees with the INSUREDS as follows:

                                 INSURING CLAUSE

         The Company shall provide the INSUREDS with insurance during the Policy Period excess of the UNDERLYING INSURANCE. Coverage for any loss attach only after: 1) all UNDERLYING INSURANCE carriers have paid in cash the full amount of their respective liabilities, and 2) the full amount of the UNDERLYING INSURANCE policies have been collected by the plaintiffs, the Insureds or the Insureds' counsel and 3) all UNDERLYING INSURANCE has been exhausted. Coverage under this policy shall then apply in conformance with the terms, conditions, exclusions and endorsements of the PRIMARY POLICY, together with all limitations, restrictions and exclusions contained in or added by endorsement to any other UNDERLYING INSURANCE, except as specifically set forth in the terms, conditions, exclusions and endorsements of this Policy. In no event shall this Policy grant broader coverage than would be provided by any of the exhausted UNDERLYING INSURANCE.

                       MAINTENANCE OF UNDERLYING INSURANCE

         All of the Underlying Policy(ies) scheduled in Item 4. Of the Declarations shall be maintained during the Policy Period in full effect and affording coverage at least as broad as the PRIMARY POLICY, except for any reduction of the aggregate limit(s) of liability available under the UNDERLYING INSURANCE solely by reason of payment of losses thereunder. Failure to comply with the foregoing shall not invalidate this policy but the Company shall not be liable to a greater extent than if this condition had been complied with.

         In the event of any actual or alleged (a) failure by the INSUREDS to give notice or to exercise any extensions under any UNDERLYING INSURANCE or (b) misrepresentation of breach of warranties by any of the INSUREDS with respect to any UNDERLYING INSURANCE, the Company shall not be liable hereunder to a greater extent than it would have been in the absence of such actual or alleged failure, misrepresentation or breach.

                        DEPLETION OF UNDERLYING LIMIT(S)

         In the event of the depletion of the limit(s) of liability of the UNDERLYING INSURANCE solely as the result of payment of losses thereunder, this policy shall, subject to the Company's limit of liability and to the other terms of the policy, continue to apply for subsequent losses as excess insurance over the amount of insurance remaining under such UNDERLYING INSURANCE. In the event of the exhaustion of all of the limit(s) of liability of such UNDERLYING INSURANCE solely as a result of payment of losses thereunder, the remaining limits available under this policy shall, subject to the Company's limit of liability and to the other terms of this policy, continue for subsequent losses as primary insurance and any retention specified in the PRIMARY POLICY shall be imposed under this policy; otherwise no retention shall be imposed under this policy.

                               LIMIT OF LIABILITY

         The amounts set forth in Endorsement Number 1, Item 3(A) and (B) is the Limit of Liability of the Company and shall be the maximum liability for each LOSS and maximum aggregate liability for each POLICY YEAR.

                   GOVERNING LAW, ARBITRATION AND JURISDICTION

         This Policy shall be governed and construed in accordance with the laws of Bermuda. However, the provisions, stipulations, exclusions and conditions of this Policy shall be construed in an evenhanded fashion as between the Insured and the Company. Without limitation, where the language of the Policy is deemed to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant provisions, stipulations, exclusions and conditions without regard to authorship of such language, without any presumption or arbitrary interpretation or construction in favor of either the Insured or the Company, and without reference to parol evidence.

         Any dispute or difference arising out of or relating to this Policy, or the breach, termination or validity thereof, shall be resolved and settled by final and binding arbitration held in Bermuda in accordance with the provisions of the Bermuda International Conciliation and Arbitration Act 1993 (exclusive of the Conciliation Part of such Act), or any statutory modification or reenactment thereof, and the United Nations Commission on International Trade Law ("UNCITRAL") Arbitration Rules in effect as of the date of this Policy.

         Unless the parties agree upon the selection of a sole arbitrator within forth-five (45) days after receipt of notice of intent to arbitrate, the sole arbitrator shall be appointed in accordance with such UNCITRAL Arbitration Rules. The arbitrator shall be a present or former officer of a property or casualty insurance or reinsurance company. The appointing authority shall be the International Centers for Arbitration (ICA), and the case shall be administered by the ICA in accordance with its "Supplemental Rules and Procedures for Administration of Disputes under the UNCITRAL Arbitration Rules." Such decision by the arbitrator shall be a complete defense to any attempted appeal or litigation of such decision in the absence of fraud or collusion.

         This Policy is an honorable engagement and the arbitrator shall be absolved from all judicial formalities with respect to the admissibility of evidence and contractual interpretation and shall interpret this Policy with a view to effecting its general purpose in a commercially reasonable manner.

         Each party shall extend to the arbitrator full cooperation and assistance in the obtaining of information relevant to determination of the dispute. The absence or default of a party shall not prevent or hinder the award unless the arbitrator shall otherwise determine.

         Fees for the arbitrator shall be reasonable and shall be established by the arbitrator in consultation with the parties.

         The costs of arbitration, including attorney's fees, shall be borne by the unsuccessful party. The arbitrator shall apportion each of such costs between the parties in those situation where the arbitrator cannot determine, taking into account the circumstances of the case, which party is the successful party.

         In the event a party hereunder seeks judicial intervention, the parties agree to irrevocably submit to the jurisdiction of any Court of competent jurisdiction within Bermuda and will comply with all requirements necessary to give such Court jurisdiction and all matters arising thereunder shall be determined in accordance with the law and practice of such Court. Service of process in such suit may be made upon any legal representative or officer of the Company and Insured, wherever located, and the parties will abide by the final decision of such Court or of the Appellate Court in Bermuda or the United Kingdom in the event of an appeal.

                               CLAIM PARTICIPATION

         The Company may, at its sole discretion, elect to participate in the investigation, settlement or defense of any claim against any of the INSUREDS for matters covered by this policy even if the UNDERLYING INSURANCE has not been exhausted.

                            SUBROGATION - RECOVERIES

         In the event of any payment under this policy, the Company shall be subrogated to all the INSUREDS' rights of recovery against any person or organization, as state din the PRIMARY POLICY, and the INSUREDS shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights.

         Any amounts recovered after payment of loss hereunder shall be apportioned in the inverse order of payment to the extent of actual payment. The expenses of all such recover proceedings shall be apportioned in the ration of respective recoveries.

         The Company shall be given notice in writing as soon as is practicable
(a) in the event of the cancellation of any UNDERLYING INSURANCE and (b) of any notice given or additional or return premiums charged or paid in connection with any UNDERLYING INSURANCE.

         Notice of any claim shall be given in writing to the Company.

                          COMPANY AUTHORIZATION CLAUSE

         By acceptance of this policy, the Parent Corporation named in Item 1. of the Declarations agrees to act on behalf of all the INSUREDS with respect to the giving and receiving of notice of claim or cancellations, the payment of premiums and the receiving of any return premium that may become due under this policy; and the INSUREDS agree that the Parent Corporation shall act on their behalf.

                                   ALTERATION

         No change in or modification of this policy shall be effective except when made by written endorsements signed by an authorized officer of Chubb Atlantic Indemnity Limited.

                               POLICY TERMINATION

         This policy may be cancelled by the PARENT CORPORATION at any time by written notice or by surrender of this policy to the Company. This policy may also be cancelled by or on behalf of the Company by delivery to the PARENT CORPORATION or by mailing to the PARENT CORPORATION, by registered, certified or other first class mail, at the address shown in Item 2. of the Declarations, written notice stating when, not less than thirty days thereafter, the cancellation shall become effective. The mailing of such notice as aforesaid shall be sufficient proof of notice and this policy shall terminate at the date and hour specified in such notice.

         If the period of limitation relating to the giving of notice is prohibited or made void by any law controlling the construction thereof, such period shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law. The Company shall refund the unearned premium computed at customary short rates if the policy is terminated in its entirety by the PARENT CORPORATION. Under any other circumstances the refund shall be computed pro rata.

                          TERMINATION OF PRIMARY POLICY

         This policy shall terminate immediately upon the termination of the PRIMARY POLICY, whether by the INSUREDS or the primary insurer. Notice of cancellation or non-renewal of the PRIMARY POLICY duly given by the primary insurer shall serve as notice of the cancellation or non-renewal of this policy by the Company.

                        TERMINATION OF PRIOR POLICY(IES)

         The taking effect of this policy shall terminate, if not already terminated, the policy(ies) specified in Item 7. of the Declarations.

                               POLICY DEFINITIONS

INSUREDS means those persons insured under the PRIMARY POLICY.

PRIMARY POLICY means the policy scheduled in Item 4.(A) of the Declarations or any policy of the same insurer replacing or renewing such policy.

POLICY YEAR means the one year period between the anniversaries of the PRIMARY POLICY, provided that: (1) the first POLICY YEAR of this policy shall be the period between the inception of this policy and the next subsequent anniversary of the PRIMARY POLICY, and (2) the last POLICY YEAR of this policy shall be the period between the termination of this policy and the anniversary of the PRIMARY POLICY immediately preceding such termination. If any discovery period extension is exercised such extension shall be treated as set forth in the PRIMARY POLICY.

UNDERLYING INSURANCE means all those policies scheduled in Item 4 of the Declarations and any policies replacing them.



CHUBB ATLANTIC INDEMNITY LTD.

                                   ENDORSEMENT


INSURED:  The Procter & Gamble Company

ENDORSEMENT NO.:  1

DATE ISSUED:  August 21, 1998

TO BE ATTACHED TO AND FORM PART OF POLICY NO. (99)3310-04-49

NAME OF COMPANY:  Chubb Atlantic Indemnity Ltd.

PRODUCER:  Park International Limited

EFFECTIVE DATE:  June 30, 1998


                           AMENDED LIMIT OF LIABILITY

It is understood and agreed that Item 3., Limit of Liability, as set forth on the Declarations Page, is deleted in its entirety and replaced with the following:

         Item 3.  Limit of Liability (Inclusive of Defense Costs):
                           (A) Each LOSS          $50,000,000
                           (B) Each POLICY YEAR   $50,000,000

                           Excess of:
                           (A) Each LOSS          $95,000,000
                           (B) Each POLICY YEAR   $95,000,000

                           which in turn is excess of the Deductible/Retention shown below:

                           Deductible/Retention Amount:  $NIL


Noting herein contained shall be held to vary, alter, waive, or extend the provisions of the above mentioned Policy other than as above stated.


/s/Christine L. Gomes                       August 24, 1998
---------------------                       ---------------
Authorized Representative                   Date



CHUBB ATLANTIC INDEMNITY LTD.

                                   ENDORSEMENT


INSURED:  The Procter & Gamble Company

ENDORSEMENT NO.:  2

DATE ISSUED:  August 21, 1998

TO BE ATTACHED TO AND FORM PART OF POLICY NO. (99)3310-04-49

NAME OF COMPANY:  Chubb Atlantic Indemnity Ltd.

PRODUCER:  Park International Limited

EFFECTIVE DATE:  June 30, 1998


                      PRIOR AND PENDING LITIGATION - EXCESS

It is understood and agreed that the company shall not be liable to make any payment for Loss in connection with any Claim based upon, arising out of, relating to, in consequence of, or in any way involving:

         (1) any litigation, arbitration, claims, demands, causes of action, equitable, legal or quasi-legal proceedings, decrees or judgments (collectively referred to as litigation) against any INSUREDS occurring prior to or pending as of June 30, 1994, of which the INSUREDS has received notice or otherwise had knowledge as of such date; or

         (2) any subsequent litigation arising from, or based on substantially the same matters as alleged in the prior or pending litigation included in (1) above; or

         (c) any Wrongful Act of the INSUREDS which gave rise to the prior or pending litigation included in (1) above.

Nothing herein contained shall be held to vary, alter, waive, or extend the provisions of the above mentioned policy other than as above stated.


/s/Christine L. Gomes                       August 24, 1998
---------------------                       ---------------
Authorized Representative                   Date



CHUBB ATLANTIC INDEMNITY LTD.

                                   ENDORSEMENT


INSURED:  The Procter & Gamble Company

ENDORSEMENT NO.:  3

DATE ISSUED:  August 21, 1998

TO BE ATTACHED TO AND FORM PART OF POLICY NO. (99)3310-04-49

NAME OF COMPANY:  Chubb Atlantic Indemnity Ltd.

PRODUCER:  Park International Limited

EFFECTIVE DATE:  June 30, 1998


                         RESTATEMENT OF INSURING CLAUSE

It is hereby understood and agreed that the INSURING CLAUSE, as set forth on Page 1 of 4, is deleted in its entirety and replaced with the following:

                                 INSURING CLAUSE

         The Company shall provide the INSUREDS with insurance during the Policy Period excess of the UNDERLYING INSURANCE. Coverage thereunder shall attach only after all such UNDERLYING INSURANCE has been exhausted and shall then apply in conformance with the terms, conditions, exclusions and endorsements of the PRIMARY POLICY, together with all limitations, restrictions or exclusions contained in or added by endorsement to any other UNDERLYING INSURANCE, except as specifically set forth in the terms and conditions and endorsements of this Policy. In no event shall this policy grant broader coverage than would be provided by any of the exhausted UNDERLYING INSURANCE POLICIES.

Nothing herein contained shall be held to vary, alter, waive, or extend the provisions of the above mentioned policy other than as above stated.


/s/Christine L. Gomes                       August 24, 1998
---------------------                       ---------------
Authorized Representative                   Date



CHUBB ATLANTIC INDEMNITY LTD.

                                   ENDORSEMENT


INSURED:  The Procter & Gamble Company

ENDORSEMENT NO.:  4

DATE ISSUED:  August 21, 1998

TO BE ATTACHED TO AND FORM PART OF POLICY NO. (99)3310-04-49

NAME OF COMPANY:  Chubb Atlantic Indemnity Ltd.

PRODUCER:  Park International Limited

EFFECTIVE DATE:  June 30, 1998


                    UNDERLYING/EXCESS COVERAGE CLARIFICATION

It is hereby understood and agreed that the failure or inability of any Insurer issuing any of the UNDERLYING INSURANCE to pay any loss(es) thereunder shall not:

         1. Increase the Company's Liability,
         2. Cause this policy to become primary insurance, or
         3. Cause the Company to pay any of the unpaid loss(es) owing under the UNDERLYING INSURANCE.

Nothing herein contained shall be held to vary, alter, waive, or extend the provisions of the above mentioned policy other than as above stated.


/s/Christine L. Gomes                       August 24, 1998
---------------------                       ---------------
Authorized Representative                   Date



CHUBB ATLANTIC INDEMNITY LTD.

                                   ENDORSEMENT


INSURED:  The Procter & Gamble Company

ENDORSEMENT NO.:  5

DATE ISSUED:  August 21, 1998

TO BE ATTACHED TO AND FORM PART OF POLICY NO. (99)3310-04-49

NAME OF COMPANY:  Chubb Atlantic Indemnity Ltd.

PRODUCER:  Park International Limited

EFFECTIVE DATE:  June 30, 1998


It is hereby understood and agreed that the Company shall not be liable to make any payment for Loss for which the Parent Corporation or its subsidiaries grants indemnification to the INSUREDS.

Nothing herein contained shall be held to vary, alter, waive, or extend the provisions of the above mentioned policy other than as above stated.


/s/Christine L. Gomes                       August 24, 1998
---------------------                       ---------------
Authorized Representative                   Date